Exhibit 99.2

                                  Zunicom, Inc.
                              4315 West Lovers Lane
                             Dallas Texas 75209-7447

 Important Notice Regarding the Availability of INFORMATION STATEMENT MATERIALS for Zunicom, Inc. Shareholder Meeting to be Held on September 29, 2011

                  Notice of Internet Availability of Materials

Under new Securities and Exchange Commission rules, you are receiving this notice that the INFORMATION STATEMENT materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials. The items to be considered are listed on the reverse side.

         Zunicom, Inc. annual meeting will be held on Thursday
  September 29, 2011, at 10:00 a.m. (local time) at the offices of the Company at 4315 West Lovers Lane, Dallas, Texas 75209-7447.


This communication presents only an overview of the more complete Information Statement materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the Information Statement materials before voting.

We are not asking you for a proxy and you are requested not to send us a proxy.


The Information Statement Materials to Stockholders of Zunicom, Inc. are available at: www.shareholdervote.info.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before September 25th to facilitate timely delivery.

How to view the Information Material online:

Step 1: Go to www.shareholdervote.info
Step 2: Click the Company button to access the INFORMATION STATEMENT materials. Step 3: You can view or download the INFORMATION STATEMENT materials at this time.

How to receive a copy of the Information Statement materials by mail for this meeting:

Telephone: Call the transfer agent of Zunicom, Inc., Securities Transfer Corporation, at 800-780-1920

E-Mail: Send an email with "Information Statement Materials Order" in the subject line and in the body of the message, include your full name, address, and request, to: Info@shareholdervote.inf
                 -------------------------

How to attend the meeting and vote in person:

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
The annual meeting will be held on Thursday September 29, 2011, at 10:00 a.m. (local time) at the offices of the Company at 4315 West Lovers Lane, Dallas, Texas 75209-7447.

Proposals to be voted on at Zunicom, Inc.'s 2011 Annual Meeting are listed on the reverse side.


Zunicom, Inc. Proposals to be considered at the meeting are listed below.



1. Election of Directors:

         William Tan

         John Rudy

         Ian Edmonds

2. To ratify the appointment of Holtz Rubenstein Reminick, CPAs to act as independent auditors for the fiscal year ending December 31, 2011, and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on August 18, 2011 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

This Notice also constitutes notice of the 2011 Annual Meeting of Stockholders of the Company. This notice is being mailed to stockholders on or about August 20, 2011. Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.




The following INFORMATION STATEMENT materials are available for you to review online at:

http://www.shareholdervote.info.
-------------------------------

.. the Company's 2011 INFORMATION STATEMENT (including all attachments thereto);

.. the Company  Annual Report on Form 10-K for the fiscal year ended December 31,
  2011; and

.. any amendments to the foregoing materials that are required to be furnished to stockholders.



Have this notice available when you request a PAPER copy of the INFORMATION STATEMENT materials or when you want to view your INFORMATION STATEMENT materials online.
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